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                                                                    EXHIBIT 23.9

  I consent to being named as a nominee for the position of Outside Public Director of UAL in the Proxy Statement concerning the Employee Investment Transaction and to serve as a director if elected.

                                                   /s/ Paul E. Tierney
                                          -------------------------------------
                                                     Paul E. Tierney

Dated: April 5, 1994